UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST DISCLOSABLE EVENT: July 31, 2017

DATE OF REPORT: August 3, 2017

Corix Bioscience, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

18662 MacAurther Boulevard, Suite 200 in Irvine, CA 92612

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2017, Corix Bioscience, Inc., a Wyoming corporation (the “Company”) received a notice of resignation from Joaquin Flores as a director on the Board of Directors.  Pursuant to the Bylaws of the Company, the Board may nominate and appoint a successor director.  The Board is in the process of conducting a search for a successor director.  The Company will file a subsequent disclosure on Form 8-K following appointment. The resignation letter from Mr. Flores indicates that he never accepted nomination to the Board; however, management disputes such a position based on numerous documents executed by Mr. Flores accepting appointment.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On August 2, 2017, the Company completed its company-related action with the Financial Industry Regulatory Authority related to its change in domicile, name change and symbol change.  The Company is listed on the OTCQX as “CXBS.”  The Company issued a press release to announce the symbol change.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
17.1	Resignation Letter of Joaquin Flores
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:  /s/ Michael Ogburn

Name:  Michael Ogburn

Title: Chief Executive Officer and President

Dated: August 3, 2017

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